Exhibit 4.2

EXECUTION COPY

THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of May 19, 2011 among DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (“Lender Agent”) for the lenders (the “Lenders”) party to the Credit Agreement (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Collateral Agent (as hereinafter defined), THE BANK OF NEW YORK, as trustee for the holders of the Existing Holdings Senior Notes (defined below) (in such capacity, the “Existing Holdings Senior Notes Trustee”), those other persons party to the Original Intercreditor Agreement (defined below), the Amended and Restated Intercreditor Agreement (defined below) and the Second Amended and Restated Intercreditor Agreement (defined below) set forth in Schedule A attached hereto, and the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement.

R E C I T A L S

1.             The prior Lender Agent and certain lenders entered into a Secured Credit Agreement dated as of April 23, 2001 (as amended through the fourth amendment thereto, the “Original Credit Agreement”) with Owens-Illinois Group, Inc., a Delaware corporation (“Company”) and certain of its subsidiaries.

2.             In connection with the Original Credit Agreement, the Lender Agent and Collateral Agent executed a certain Intercreditor Agreement dated as of April 23, 2001 (as amended through the first amendment thereto and as supplemented by various acknowledgments thereto, the “Original Intercreditor Agreement”) and the Pledgors and Collateral Agent executed a certain Pledge Agreement dated as of April 23, 2001 (as amended through the first amendment thereto, the “Original Pledge Agreement”).

3.             Pursuant to the Original Intercreditor Agreement and the Original Pledge Agreement, upon satisfaction of the Supplemental Indenture Condition (as defined in the Original Intercreditor Agreement) and the execution by the Existing Holdings Senior Notes Trustee of an acknowledgment to the Original Intercreditor Agreement, acknowledgment of such acknowledgment by Borrowers’ Agent and delivery of such acknowledgment to Collateral Agent, the Existing Holdings Senior Notes (as defined below) issued by Owens-Illinois, Inc., a Delaware corporation (“Holdings”), under that certain Indenture dated as of May 20, 1998 (as amended, supplemented or otherwise modified from time to time, the “Existing Holdings Senior Notes Indenture”) entered into with the Existing Holdings Senior Notes Trustee were guarantied by Company and Packaging on a subordinated basis (the “Existing Holdings Senior Notes Subordinated Guaranty”) and such guaranty and the Existing Holdings Senior Notes were secured by certain Domestic Collateral on a subordinated, second-lien basis pursuant to the Original Pledge Agreement and the Original Intercreditor Agreement.  “Existing Holdings Senior Notes” means those certain 7.80% Senior Debentures due 2018 in the original aggregate principal amount of $250,000,000.  Such acknowledgment was heretofore executed, delivered and acknowledged with respect to the Existing Holdings Senior Notes and the Supplemental Indenture Condition was heretofore satisfied.

4.             Certain lenders and DBTCA as agent and representative thereof then entered into a certain First Amended and Restated Secured Credit Agreement as of June 13, 2003 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “First Amended and Restated Credit Agreement”), which amended and restated the Original Credit Agreement in its entirety.

5.             In connection with the First Amended and Restated Credit Agreement, the prior Lender Agent and Collateral Agent executed a certain Amended and Restated Intercreditor Agreement dated as of June 13, 2003 (as amended through the second amendment thereto and as supplemented by various acknowledgments thereto, the “Amended and Restated Intercreditor Agreement”), which amended and restated the Original Intercreditor Agreement in its entirety, and the Pledgors (as defined below) and Collateral Agent executed a certain Amended and Restated Pledge Agreement dated as of June 13, 2003 (as amended through the second amendment thereto, the “Amended and Restated Pledge Agreement”).

6.             The Lenders and DBTCA as agent and representative thereof then entered into a certain Second Amended and Restated Secured Credit Agreement as of March 15, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Second Amended and Restated Credit Agreement”), which amended and restated the First Amended and Restated Credit Agreement in its entirety, and then entered into a certain Third Amended and Restated Secured Credit Agreement as of October 7, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Third Amended and Restated Credit Agreement”), which amended and restated the Second Amended and Restated Credit Agreement in its entirety, and then entered into a certain new Credit Agreement as of June 14, 2006 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the fourth amendment thereto, the “2006 Credit Agreement”), which replaced the Third Amended and Restated Credit Agreement in its entirety.

7.             In connection with the 2006 Credit Agreement, the prior Lender Agent and Collateral Agent executed a certain Second Amended and Restated Intercreditor Agreement dated as of June 14, 2004 (the “Second Amended and Restated Intercreditor Agreement”), which amended and restated the Amended and Restated Intercreditor Agreement in its entirety.

8.             The lenders, Lender Agent and Collateral Agent have entered into a certain Credit Agreement as of May 19, 2011 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any successor or replacement facility of Company and/or its Subsidiaries designated in writing as such by Borrowers’ Agent with Collateral Agent’s consent and acknowledgment of the termination of the predecessor Credit Agreement by an agent for the lenders thereunder).  The Credit Agreement replaces the 2006 Credit Agreement in its entirety, has been designated in writing as such by the Borrowers’ Agent in accordance with the Second Amended and Restated Intercreditor Agreement, and Collateral Agent has consented thereto and acknowledged the termination of the predecessor 2006 Credit Agreement by DBTCA, in its capacity as administrative agent to the lenders thereunder, and Deutsche Bank AG, New York Branch, as administrative agent to the Lenders party to the Credit Agreement has become “Lender Agent.”  Initially capitalized terms used herein without definition are defined in the Credit Agreement.

9.             After the execution of the Original Intercreditor Agreement, certain holders of Other Permitted Credit Exposure (as defined below), executed acknowledgments thereto, to the Amended and Restated Intercreditor Agreement or to the Second Amended and Restated Intercreditor Agreement, as applicable, which acknowledgments were acknowledged by Borrowers’ Agent and delivered to Collateral Agent, pursuant to which such persons agreed to be bound by the terms of the Original Intercreditor Agreement, the Amended and Restated Intercreditor Agreement or the Second Amended and Restated Intercreditor Agreement (each a “Predecessor Intercreditor Agreement”), as applicable, and by virtue of such execution, acknowledgment and delivery, the obligations held by such holders became guarantied by the Loan Guaranties and secured by the Collateral Documents as and to the extent set forth in the Original Credit Agreement, the Loan Guaranties and the Collateral Documents.

10.           In connection with the Credit Agreement, Lender Agent and Collateral Agent have been directed by Requisite Obligees, pursuant to Section 9(b) of the Second Amended and Restated Intercreditor Agreement, to amend and restate the Second Amended and Restated Intercreditor Agreement in its entirety as set forth herein.

11.           Company has guarantied the Obligations of the Borrowers under the Credit Agreement as well as certain Other Permitted Credit Exposure (as defined below), pursuant to Section 9 of the Credit Agreement (the “Company Guaranty”).

12.           Owens-Brockway has guaranteed (A) all Offshore Loans made to, and other Obligations of, the Offshore Borrowers and (B) Other Permitted Credit Exposure, in each case pursuant to a certain Domestic Borrowers’ Guaranty dated as of May 19, 2011 (as amended, amended and restated or otherwise modified from time to time, the “Domestic Borrowers’ Guaranty”).

13.           Owens-Brockway Packaging, Inc., a Delaware corporation (“Packaging”), and the other Subsidiary Guarantors have guarantied the Obligations of the Borrowers under the Credit Agreement as well as certain Other Permitted Credit Exposure pursuant to a certain Subsidiary Guaranty dated as of May 19, 2011 (as amended, amended and restated or otherwise modified from time to time, the “Subsidiary Guaranty”).

14.           Company and Packaging (collectively, the “Pledgors”) have executed and delivered to Collateral Agent a Third Amended and Restated Pledge Agreement dated as of May 19, 2011 (as amended, amended and restated or otherwise modified from time to time, the “Pledge Agreement”; a copy of the Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 1).

15.           Owens-Brockway, Company, and the Subsidiary Guarantors, including Packaging, identified on Schedule 1.1B annexed to the Credit Agreement have executed and delivered to Collateral Agent a Security Agreement dated as of May 19, 2011 (as amended, amended and restated or otherwise modified from time to time, the “Security Agreement”; a copy of the Security Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 2).  The Pledge Agreement and the Security Agreement are collectively referred to herein as the “Collateral Documents”.  All collateral pledged or secured by the Collateral Documents is collectively referred to herein as the “Domestic Collateral”.

16.           The obligations (a) of Company under the Credit Agreement and Packaging under the Subsidiary Guaranty have been secured by certain Pledged Shares and Pledged Debt on a senior basis pursuant to the Pledge Agreement and (b) of Owens-Brockway under the Credit Agreement and the

Domestic Borrowers’ Guaranty, the obligations of the Company under the Company Guaranty and the obligations of the Subsidiary Guarantors under the Subsidiary Guaranty have each been secured by certain Pledged Shares and Pledged Debt and other Domestic Collateral on a senior basis pursuant to the Security Agreement.

17.           Restricted Subsidiaries of Company have incurred, and it is contemplated that, from time to time in the future, Restricted Subsidiaries of Company may incur, obligations to Lenders or affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures (including under Interest Rate Agreements, Currency Agreements and Commodities Agreements) or extensions of credit to the extent permitted under the Credit Agreement (“Other Permitted Credit Exposure”).  Company has guaranteed such Other Permitted Credit Exposure pursuant to the Company Guaranty, Owens-Brockway has guaranteed such Other Permitted Credit Exposure pursuant to the Domestic Borrowers’ Guaranty and the Subsidiary Guarantors have guaranteed such Other Permitted Credit Exposure pursuant to the Subsidiary Guaranty.  Each holder of such Other Permitted Credit Exposure (including those holders of Other Permitted Credit Exposure set forth on Exhibit I attached hereto) is referred to herein as an “Other Permitted Credit Exposure Holder” and, collectively, all such holders are referred to as the “Other Permitted Credit Exposure Holders”, and the documents and instruments evidencing or relating to any such Other Permitted Credit Exposure are referred to herein as the “Other Permitted Credit Exposure Documents”.  Notwithstanding the foregoing, an Other Permitted Credit Exposure Holder (other than any Acknowledged OPCE Holder (defined below)) may only receive the benefit of the Loan Guaranties and may only be secured by the Domestic Collateral pursuant to the Collateral Documents if (a) such Other Permitted Credit Exposure Holder delivers to Collateral Agent a duly executed acknowledgment to this Agreement in the form attached hereto agreeing to be bound by the terms hereof, (b) the Borrowers’ Agent has duly executed and delivered an acknowledgment to such acknowledgment, (c) such holder is (or becomes) and thereafter remains Lender or an Affiliate of a Lender under the Credit Agreement and (d) to the extent applicable,  such Other Permitted Credit Exposure Holder shall have released and terminated any guaranty by Holdings of Other Permitted Credit Exposure.  Requisite acknowledgments with respect to Predecessor Intercreditor Agreements have previously been so executed, delivered and acknowledged with respect to the Other Permitted Credit Exposure described on Exhibit I attached hereto and, notwithstanding anything to the contrary herein, no further action is required for the holders of such obligations (each an “Acknowledged OPCE Holder”) to continue to receive the benefit of the Loan Guaranties and such security pursuant to the Collateral Documents.

18.           Company, Owens-Brockway and Subsidiary Guarantors (collectively, the “Loan Guarantors”) have entered into and/or will enter into from time to time (i) the Company Guaranty, (ii) the Domestic Borrowers’ Guaranty and (iii) the Subsidiary Guaranty, respectively (collectively, the “Loan Guaranties”).

19.           It is contemplated that, from time to time in the future to the extent permitted by the Credit Agreement, Company, Packaging, Owens-Brockway and/or the other Subsidiary Guarantors may issue and/or guaranty, certain Permitted Secured Debt (any indenture, debenture, note, guaranty or other document executed by Company, Packaging, Owens-Brockway and or any other Subsidiary Guarantor in connection with the issuance of any such Permitted Secured Debt is referred to herein as a “Permitted Secured Debt Document” individually and the “Permitted Secured Debt Documents” collectively and any trustee or like representative of the holders of any such Permitted Secured Debt acting in such capacity for the benefit of the holders of Permitted Secured Debt is referred to herein as a “Permitted Secured Debt Representative”), which Permitted Secured Debt Documents may be secured by all or any portion of the Domestic Collateral pursuant to the Collateral Documents; provided, that, for any holder of any Permitted Secured Debt to receive the benefit of such security it shall cause a Permitted

Secured Debt Representative for such Permitted Secured Debt to execute and deliver to Collateral Agent an acknowledgment to this Agreement in the form attached hereto agreeing to be bound by the terms hereof, which acknowledgment shall be acknowledged by the Borrowers’ Agent.  Any such acknowledgment may designate, as set forth in the acknowledgment for Permitted Secured Debt attached hereto, that such Permitted Secured Debt is to be secured by less than all of the Collateral in which a security interest is granted pursuant to the Collateral Documents (for instance, such acknowledgement may designate that the applicable Permitted Secured Debt is not to be secured by the Securities Collateral (as defined in the Security Agreement) described in clauses (e)(i) and (e)(ii) thereof (“Excluded Securities Collateral”) or any other category of Collateral) (any such Permitted Secured Debt for which such designation is made is being referred to herein as “Specified New Senior Debt”, and any such excluded category of Collateral with respect to any issue of Specified New Senior Debt being “Excluded Collateral”).

20.           The (a) Lender Agent and any Other Permitted Credit Exposure Holders secured by the Collateral Documents, (b) Permitted Secured Debt Representative in respect of any obligations in respect of any Permitted Secured Debt secured by the Collateral Documents, (c) Existing Senior Notes Trustee in respect of the Existing Holdings Senior Notes, and (d) Collateral Agent (collectively, the “Secured Parties”) desire to set forth certain additional provisions regarding the appointment, duties and responsibilities of Collateral Agent and to set forth certain other provisions concerning the obligations of the Pledgors, Borrowers and the other Subsidiary Guarantors (collectively, the “Grantors”) and the Loan Guarantors to the Secured Parties under the agreements referred to in the foregoing recitals.

21.           The Secured Parties wish to set forth their agreement as to the allocation of certain payments to be made from Net Asset Sale Proceeds of Domestic Collateral and Net Insurance/Condemnation Proceeds.

22.           The Secured Parties wish to set forth their agreement as to decisions relating to the exercise of remedies under the Loan Guaranties and the Collateral Documents and certain limitations on the exercise of such remedies.

23.           The Secured Parties wish to confirm their agreement that (a) in no event shall the Second Priority Secured Obligations (as defined in the Pledge Agreement), be secured by or have any rights with respect to the Domestic Collateral under the Security Agreement or any other Collateral Document (other than the Pledge Agreement) or benefit from or have any rights with respect to the Loan Guaranties and (b) certain remedies under the Pledge Agreement shall not be taken for the benefit of Second Priority Secured Obligations unless such remedies are concurrently being exercised for the benefit of Senior Secured Obligations (as defined in the Pledge Agreement), or unless all such Senior Secured Obligations have been paid in full in cash and all Commitments and Letters of Credit have terminated.

NOW, THEREFORE, the parties hereto (with the consent and at the direction of the Requisite Obligees pursuant to the Credit Agreement) agree that the Second Amended and Restated Intercreditor Agreement is hereby amended and restated in its entirety as follows:

SECTION 1.  Appointment As Collateral Agent.  The Lender Agent and each Permitted Secured Debt Representative executing and acknowledging this Agreement hereby appoints (and/or confirms the appointment of), and each Other Permitted Credit Exposure Holder and future Permitted Secured Debt Representative that has signed an acknowledgment to the Original Intercreditor Agreement, the Amended and Restated Intercreditor Agreement or the Second Amended and Restated Intercreditor Agreement, or that signs this Agreement or an acknowledgment hereto, by such signing, and the Existing Holdings Senior Notes Trustee pursuant to the Existing Holdings Senior Notes Indenture or by having signed an acknowledgment to a Predecessor Intercreditor Agreement, appoints (and/or confirms the appointment of) Deutsche Bank Trust Company Americas to serve as collateral agent and representative of each such Secured Party under each of the Collateral Documents and the Loan Guaranties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and authorizes Collateral Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all such Secured Parties, the Pledge Agreement and, on behalf of the Lender Agent, the Other Permitted Credit Exposure Holders and the Permitted Secured Debt Representatives (the “Senior Secured Parties”), the Security Agreement, the Loan Guaranties (in each case as applicable) and any other documents or instruments related to any of the foregoing or necessary to perfect the same and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Domestic Collateral and the obligations of the Grantors under the Collateral Documents and obligations of the Loan Guarantors under the Loan Guaranties.

SECTION 2.  Decisions Relating to Exercise of Remedies Vested in Requisite Obligees Under the Credit Agreement, Other Permitted Credit Exposure Documents, Permitted Secured Debt Documents, Existing Holdings Senior Notes Indenture, Collateral Documents and Loan Guaranties.

(a)           Collateral Agent agrees to make such demands and give such notices under the Loan Guaranties and the Collateral Documents as Requisite Obligees may request, and to take such action to enforce the Loan Guaranties and the Collateral Documents and to foreclose upon, collect and dispose of the Domestic Collateral or any portion thereof as may be directed by Requisite Obligees.  For purposes of this Agreement, (i) “Requisite Obligees” means, for purposes of this Agreement, including directing Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the Collateral Documents or the Loan Guaranties, Lenders holding 51% or more of the aggregate principal amount of the sum of (A) all Loans outstanding, (B) all other credit facilities utilized (including the stated amount of all Letters of Credit, Domestic Overdraft Amount and Offshore Overdraft Amounts and the face amount of all unmatured discounted bankers’ acceptances, if any) under the Credit Agreement and (C) all unused Commitments under the Credit Agreement, (ii) provided, that, if the Obligations (such term being used herein as defined in the Credit Agreement) have been indefeasibly paid in full in cash and the Credit Agreement and Letters of Credit have terminated, “Requisite Obligees” shall mean (1) Secured Parties holding 51% or more of the aggregate amount of the sum of (A) the principal amount of the Other Permitted Credit Exposure then secured by Domestic Collateral with the “principal amount” under Interest Rate Agreements, Currency Agreements and Commodities Agreements then secured by Domestic Collateral herein deemed to be 20% of the notional amount under the applicable Interest Rate Agreements, Currency Agreements and Commodities Agreements or, if an Interest Rate Agreement, Currency Agreement or Commodities Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement, Currency Agreement or Commodities Agreement, as the case may be) and (B) in the case of the Collateral Documents only (and not the Loan Guaranties) the aggregate outstanding principal amount of the Permitted Secured Debt (to the extent such Permitted Secured Debt is then secured by the Domestic Collateral under the Collateral Documents), provided, that, the aggregate principal amount of any Specified New Senior Debt shall not be included in such calculation with respect to any direction to Collateral Agent solely to the extent such direction relates to any Excluded Collateral (as defined in the relevant acknowledge hereto), until indefeasible payment in full in cash of all Other Permitted Credit Exposure secured by the Domestic Collateral and all Permitted Secured Debt secured by the Domestic Collateral under the Collateral Documents, and, thereafter and (2) for purposes of directing Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Pledge Agreement only (and not any Loan Guaranty or the Security Agreement), Secured Parties holding or representing 51% or more of the aggregate outstanding principal amount of the Existing Holdings Senior Notes until indefeasible payment in full in cash of the Existing Holdings Senior Notes.  Collateral Agent shall not be required to take any action that is, in its opinion, contrary to law or to the terms of this Agreement, or any of the Collateral Documents or any of the Loan Guaranties or which would in its opinion subject it or any of its officers, employees or directors to liability, and Collateral Agent shall not be required to take any action under this Agreement or any of the Collateral Documents or any of the Loan Guaranties, unless and until Collateral Agent shall be indemnified to its satisfaction by the Secured Parties against any and all losses, costs, expenses or liabilities in connection therewith.

(b)           Each Secured Party executing this Agreement (or that has executed a Predecessor Intercreditor Agreement) agrees that (i) Collateral Agent may act as Requisite Obligees may request (regardless of whether any Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement) and (iii) no Secured Party or any holder represented thereby shall have any liability to any other Secured Party or any holder represented thereby for any such request.  Collateral Agent shall give prompt notice to all Secured Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable Collateral Document or Loan Guaranties of the action so taken.

(c)           Each Secured Party agrees that unless and until such Secured Party is entitled to give direction to Collateral Agent pursuant to Section 2(a) with respect to a Collateral Document or the Loan Guaranties, the only right of such Secured Party under the Collateral Documents and the Loan Guaranties is for (i) Other Permitted Credit Exposure and the Permitted Secured Debt (collectively, with the Obligations under the Credit Agreement, the “Senior Secured Obligations”) to be secured by the Domestic Collateral as provided in the Collateral Documents, and to receive a share of the proceeds of such Domestic Collateral or any payments under the Loan Guaranties, if any, as and when provided in the Collateral Documents and Section 3 and Section 4(a) hereof and (ii) the Existing Holdings Senior Notes (and the Existing Holdings Senior Notes Subordinated Guaranty) to be secured by the Domestic Collateral pledged under the Pledge Agreement (the “Second Priority Secured Obligations”), in each case for the period and to the extent (but only to the extent) provided for in the Pledge Agreement and to receive a share of the proceeds of such Domestic Collateral, if any, as and when provided in Section 12 of the Pledge Agreement and Section 3 and Section 4(a) hereof for the period and to the extent (but only to the extent) provided for in the Pledge Agreement and to receive a share of the proceeds of such Domestic Collateral, if any, to the extent and at the times provided in Section 12 of the Pledge Agreement and Section 3 and Section 4(a) hereof.  The Secured Parties that are not Senior Secured Parties and the Permitted Secured Debt Representatives acknowledge that they have no rights or remedies under or with respect to any of the Loan Guaranties.

(d)           Notwithstanding anything to the contrary contained herein or in the Credit Agreement, any Other Permitted Credit Exposure Document, the Existing Holdings Senior Notes Indenture, the Existing Holdings Senior Notes Subordinated Guaranty or any Permitted Secured Debt Document, and irrespective of

(i)            the time, order or method of attachment or perfection of the security interests created by any Collateral Document,

(ii)           the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Domestic Collateral, and

(iii)          the rules for determining priority under the Uniform Commercial Code or any other law or rule governing the relative priorities of secured creditors,

any security interest in any Domestic Collateral heretofore or hereafter granted to secure any Senior Secured Obligations pursuant to any Collateral Document or otherwise has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any security interest in such Domestic Collateral granted to secure any Second Priority Secured Obligations.

(e)           Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Collateral Documents and the Loan Guaranties as to any course of action or other matter relating hereto or to any Collateral Document or any Loan Guaranties.  Except as otherwise provided in the Collateral Documents and the Loan Guaranties, directions given by Requisite Obligees to Collateral Agent hereunder shall be binding on all Secured Parties for all purposes.

(f)            Subject to the application of proceeds pursuant to Section 3 or Section 4, as applicable, Collateral Agent may release the Lien of the Collateral Documents against any portion of the Domestic Collateral that is the subject of a sale, transfer or other disposition permitted by the Credit Agreement, made in connection with Collateral Agent’s exercise of remedies under the Collateral Documents or otherwise to the extent approved by the Requisite Obligees, including, without limitation, against any portion of the Domestic Collateral pledged by Owens-Brockway or a Subsidiary Guarantor under the Security Agreement upon the sale, transfer or other disposition of all of the Capital Stock of and intercompany indebtedness owing by or to Owens-Brockway or such Subsidiary Guarantor or the direct or indirect parent thereof as permitted by the Credit Agreement or in connection with Collateral Agent’s exercise of remedies under the Collateral Documents.  In addition, notwithstanding anything to the contrary in any of the Collateral Documents, upon release of a guarantor of any Permitted Secured Debt, the Lien of the Collateral Documents against any assets or property of that guarantor shall no longer secure such Permitted Secured Debt.

(g)           Each Secured Party agrees that no Secured Party shall have any right to, and agrees that it shall not take any action whatsoever to enforce any term or provision of any Collateral Document or any Loan Guaranties or to enforce any of its rights in respect of the Domestic Collateral, it being understood that all rights and remedies under the Collateral Documents and the Loan Guaranties shall be executed exclusively by Collateral Agent in accordance with this Agreement.  Without limiting any of the foregoing, each Secured Party agrees that so long as any of the Senior Secured Obligations have not been indefeasibly paid in full in cash, in any case under the Bankruptcy Code with respect to a Loan Party or holders of the Existing Holdings Senior Notes and their respective trustees or representatives, (i) shall not contest any request by the Lender Agent for adequate protection or relief from the automatic stay and (ii) shall waive any rights to (A) seek relief from the automatic stay, (B) object to any election by the holders of Senior Secured Obligations of the application of Section 1111(b) of the Bankruptcy Code or (C) to object to a borrowing or grant of security interest by any Grantor pursuant to Section 364 of the Bankruptcy Code.

SECTION 3.  Application of Proceeds of Security, Loan Guaranty Payments.

(a)           Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation Proceeds arising therefrom, any and all amounts actually received by Collateral Agent in connection with the enforcement of the Collateral Documents, including the proceeds of any sale or other disposition of, collection from or other realization upon the Domestic Collateral or any portion thereof (collectively, “Proceeds”) shall be applied promptly by Collateral Agent as follows:

(i)            Proceeds of Domestic Collateral under the Pledge Agreement shall be applied as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the payment of the Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Senior Secured Obligations) for the ratable benefit of the holders thereof; provided that, in making such application in respect of outstanding obligations under Permitted Secured Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the Permitted Secured Debt Representatives the Permitted Secured Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties (as defined in Section 7(c)) pursuant to Section 7(c);

Third, only after payment in full of all Senior Secured Obligations and the Credit Agreement has terminated and the Letters of Credit cancelled, to the payment of the Second Priority Secured Obligations for the ratable benefit of the holders thereof; provided, that, that in making such application in respect of outstanding obligations under the Existing Holdings Senior Notes, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Existing Holdings Senior Notes, such holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c); and

Fourth, after payment in full of all Secured Obligations, to applicable Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

(ii)           Proceeds of Domestic Collateral pledged pursuant to the Security Agreement shall be applied as follows:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the ratable payment of all other Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Senior Secured Obligations) secured by the Security Agreement (for the ratable benefit of the holders thereof) and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement; provided, that, no Proceeds of Domestic Collateral arising from the sale, collection from or other realization upon all or any part of any Excluded Collateral (as defined in the relevant acknowledgment) shall be applied toward payment of obligations in respect of Specified New Senior Debt for which such Collateral is excluded (and the holders of any Specified New Senior Debt shall not be entitled to any increased portion of any Proceeds of any other Collateral due to such exclusion); provided, further, that, in making such application in respect of outstanding obligations under Permitted Secured Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the Permitted Secured Debt Representatives the Permitted Secured Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c); and

Third, to the payment to or upon the order of the applicable Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Until Proceeds are so applied, Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

(iii)          Any and all amounts actually received by Collateral Agent in connection with the enforcement of the Loan Guaranties (collectively, “Loan Guaranty Payments”) shall be applied as follows:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Loan Guarantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the ratable payment of all other Guarantied Obligations (as defined below) (including any Aggregate Available Amount (as defined in the Security Agreement), deposited into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Guarantied Obligations) (for the ratable benefit of the holders thereof); and

Third, to the payment to or upon the order of the applicable Loan Guarantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Until such Loan Guaranty Payments are so applied, Collateral Agent shall hold such Loan Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds.  Any Loan Guaranty Payments received by Collateral Agent relating to the Obligations and the Other Permitted Credit Exposure (“Guarantied Obligations”) shall be applied so that each Secured Party with respect thereto shall receive payment of the same proportionate amount of all such Guarantied Obligations.

(b)           Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Asset Sale Proceeds of Domestic Collateral, Net Insurance/Condemnation Proceeds arising therefrom, (i) any Proceeds received by Collateral Agent to be distributed under Section 3(a) to payment of the Senior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Domestic Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Senior Secured Obligations and (ii) any Proceeds received by Collateral Agent to be distributed under Section 3(a) to payment of the Second Priority Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Domestic Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Second Priority Secured Obligations.  For purposes of determining the proportionate amounts of all Senior Secured Obligations when Proceeds are to be distributed under this Section 3, the amount of the outstanding Obligations, Other Permitted Credit Exposure and Permitted Secured Debt, respectively, shall be deemed to be the principal and interest or face amount or other amount then due and owing (exclusive of expenses and similar liabilities), as applicable, then due and payable under the Credit Agreement, the Other Permitted Credit Exposure Documents (to the extent such Other Permitted Credit Exposure is then secured by the Domestic Collateral pursuant to the applicable Collateral Documents), the Permitted Secured Debt Documents (to the extent that the Permitted Secured Debt with respect thereto is then secured by the Domestic Collateral under the applicable Collateral Documents).  When Proceeds are to be distributed under this Section 3, the amount of the outstanding Second Priority Secured Obligations shall be deemed to be the principal and interest then due and payable under the Existing Holdings Senior Notes.

(c)           Payments by Collateral Agent to the Lenders on account of Proceeds received by Collateral Agent in respect of the Obligations shall be made to the Lender Agent for distribution to the Lenders in accordance with the Credit Agreement.  Other payments shall be made as follows:  (i) any payments in respect of Other Permitted Credit Exposure shall be made as directed by the Other Permitted Credit Exposure Holder to which obligations under such Other Permitted Credit Exposure are owed; (ii) any payments in respect of any Permitted Secured Debt shall be paid to the applicable Permitted Secured Debt Representative for the benefit of the holders of such Permitted Secured Debt; and (iii) any payments in respect of the Existing Holdings Senior Notes shall be paid to the Existing Holdings Senior Notes Trustee for the benefit of holders of the Existing Holdings Senior Notes.

SECTION 4.  Allocation of Proceeds from Asset Sales and Net Insurance Condemnation Proceeds of Domestic Collateral.  The Lender Agent acting on behalf of the Lenders, and each Other Permitted Credit Exposure Holder and each Permitted Secured Debt Representative executing this Agreement or an acknowledgment to this Agreement, acting on behalf of the holders of Permitted Secured Debt and the Existing Holdings Senior Notes Trustee, acting on behalf of the holders of the Existing Holdings Senior Notes, agree, inter se, that Net Asset Sale Proceeds of Domestic Collateral and any Net Insurance/Condemnation Proceeds arising from damage to, destruction of or condemnation of Domestic Collateral shall be allocated as provided in this Section 4.  Company, Packaging and the other Subsidiary Guarantors agree that any Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation Proceeds arising therefrom shall be applied at the times, if any, required under the Credit Agreement as provided in Section 4(a).

(a)           Upon the occurrence of (i) an Asset Sale of Domestic Collateral which requires a prepayment of the Obligations as provided in the Credit Agreement or (ii) an event giving rise to Net Insurance/Condemnation Proceeds arising from damage to, destruction of or condemnation of Domestic Collateral which in each case requires a prepayment of the Obligations (such term being used herein as defined in the Credit Agreement) as provided in the Credit Agreement, the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds shall be applied to the payment in cash in full of, to the extent required under the Credit Agreement, the Obligations, and, to the extent but only to the extent expressly required by the applicable Financing Agreements the obligations in respect of Permitted Secured Debt (to the extent such Permitted Secured Debt is then secured by the applicable Domestic Collateral) in proportion to their respective outstanding amounts of principal and interest, as the case may be.  The allocation set forth in this paragraph (a) shall apply in all circumstances including, without limitation, with respect to any case or proceeding under any bankruptcy law or insolvency law involving creditors’ rights generally; provided, however, Net Asset Sale Proceeds arising from any Excluded Collateral (as defined in the relevant acknowledgment hereto) shall in no event be applied to the repayment of obligations in respect of any Specified New Senior Debt (and neither the holders nor representatives of any Specified New Senior Debt shall be entitled to any increased portion of any Net Asset Sale Proceeds of any other Collateral due to such exclusion).

(b)           To the extent received by Company, Packaging or any other Subsidiary Guarantor such entity shall pay to Collateral Agent all of the Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, which are payable under Section 4(a).  Any such payments received by Collateral Agent directly or pursuant to this Section 4(b) shall be distributed to the relevant parties, including, if applicable, the Permitted Secured Debt Representatives in accordance with Section 4(a) and in the manner provided in Section 3(c).

SECTION 5.  Information.  In the event Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Domestic Collateral, or any portion thereof, or to enforce any Collateral Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Parties as provided herein, upon the request of Collateral Agent, each of the following Secured Parties agrees to provide promptly to Collateral Agent the following information:

(a)           The Lender Agent on behalf of the Lenders agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations as at such date as Collateral Agent may specify, (ii) the current Commitment of each Lender under the Credit Agreement, and (iii) any payment received by the Lender Agent to be applied to the principal of or interest on the Obligations.  The Lender Agent shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(b)           Each Other Permitted Credit Exposure Holder benefiting from the Loan Guaranties and Other Permitted Credit Exposure Documents benefited by this Agreement, by having signed or by signing an acknowledgment to this Agreement or a Predecessor Intercreditor Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding with respect to the Other Permitted Credit Exposure to which such Other Permitted Credit Exposure Documents relate, including the notional amount under any Interest Rate Agreement, Currency Agreement or Commodities Agreement which constitutes Other Permitted Credit Exposure, or, if an Interest Rate Agreement, Currency Agreement or Commodities Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement, Currency Agreement or Commodities Agreement, as the case may be), whether such amounts are fully guarantied by the Loan Guaranties and the amount, if any, then due and payable under such Loan Guaranties in respect of such Other Permitted Credit Exposure, as at such date as Collateral Agent may specify and (ii) any payment received by such Other Permitted Credit Exposure Holder to be applied to the principal of or interest on the amounts due with respect to the Other Permitted Credit Exposure and the Loan Guaranties, including any payment received with respect to the notional amount under any Interest Rate Agreement, Currency Agreement or Commodities Agreement, or, if an Interest Rate Agreement, Currency Agreement or Commodities Agreement has been terminated in accordance with its terms, any early termination payments under such Interest Rate Agreement, Currency Agreement or Commodities Agreement.  The Other Permitted Credit Exposure Holder shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(c)           Each Permitted Secured Debt Representative with respect to Permitted Secured Debt benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding under the applicable Permitted Secured Debt Documents and the amount, if any, then due and payable under such Permitted Secured Debt Documents, as at such date as Collateral Agent may specify and (ii) any payment received by such Permitted Secured Debt Representative to be applied to the principal of or interest on the amounts due with respect to such Permitted Secured Debt and such Permitted Secured Debt Documents.  The Permitted Secured Debt Representative shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(d)           Collateral Agent may from time to time request the Existing Holdings Senior Notes Trustee to notify Collateral Agent of the outstanding principal amount of the Existing Holdings Senior Notes and the amount of accrued but unpaid interest thereon, at such date as Collateral Agent may specify and for the Existing Holdings Senior Notes Trustee to, or cause the registrar for the Existing Holdings Senior Notes to, certify as to such amount as reflected in the register maintained for such purpose by the Existing Holdings Senior Notes Trustee or the registrar, as the case may be, and to the extent the Existing Holdings Senior Notes Trustee or registrar so certifies, Collateral Agent shall be entitled to rely conclusively upon such certification.  If the Existing Holdings Senior Notes Trustee fails to respond to such a request by Collateral Agent, Collateral Agent may rely conclusively on the records of Company for purposes of determining the outstanding principal amount of the Existing Holdings Senior Notes and/or the amount of accrued but unpaid interest thereon.

SECTION 6.  Future Other Permitted Credit Exposure Documents; Permitted Secured Debt Documents.

(a)           Each Other Permitted Credit Exposure Holder may cause its respective Other Permitted Credit Exposure Documents to be secured by the Collateral Documents and guaranteed by the Loan Guaranties by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which to be effective must be acknowledged by the

Borrowers’ Agent) to Collateral Agent, by which such Other Permitted Credit Exposure Holder agrees to be bound by the terms of this Agreement.

(b)           The holders of each issue of Permitted Secured Debt may cause such Permitted Secured Debt to be secured by the Collateral Documents by causing their Permitted Secured Debt Representative to execute an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which to be effective must be acknowledged by the Borrowers’ Agent) to Collateral Agent, by which such Permitted Secured Debt Representative agrees to be bound by the terms of this Agreement.

SECTION 7.  Disclaimers, Indemnity, Etc.

(a)           Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Collateral Documents or the Loan Guaranties, and Collateral Agent shall not by reason of this Agreement, the Collateral Documents or the Loan Guaranties be a trustee for any Secured Party or have any other fiduciary obligation to any Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended).  Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreement, the Other Permitted Credit Exposure Documents or any other documents evidencing or relating to any Other Permitted Credit Exposure, the Permitted Secured Debt Documents, the Existing Holdings Senior Notes Indenture, the Existing Holdings Senior Notes, the Existing Holdings Senior Notes Subordinated Guaranty, the Collateral Documents or the Loan Guaranties (collectively, the “Financing Agreements”) or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Collateral Documents or the perfection or priority of any such Lien or for any failure by any Party to perform any of its respective obligations under any of the Financing Agreements.  Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

(b)           Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Holdings or any Subsidiary of Holdings), independent accountants and other experts selected by Collateral Agent.  As to any matters not expressly provided for by this Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

(c)           The Lender Agent on behalf of the Lenders and each Other Permitted Credit Exposure Holder (collectively, the “Paying Indemnifying Parties”) agrees that the Secured Parties represented by it shall indemnify Collateral Agent, ratably in accordance with the amount of the obligations held by such Secured Parties secured by the Collateral Documents, to the extent neither reimbursed by any Grantor under any Collateral Document nor reimbursed out of any Proceeds pursuant to Section 3 hereof and the corresponding provisions of the Collateral Documents for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Collateral Agent.  Each Permitted Secured Debt Representative, on behalf of such Permitted Secured Debt Representative and the holders in respect of which such Permitted Secured Debt Representative is the Representative, agrees that, as provided in Section 3 hereof, Section 12 of the Pledge Agreement and Section 18 of the Security Agreement, deductions from distributions otherwise due with respect to such Permitted Secured Debt will be made so that the holders of such Permitted Secured Debt shall share with the Paying Indemnifying Parties, ratably in accordance with the amount of Permitted Secured Debt secured by the Collateral Documents, the payment of the amounts due under the preceding sentence.  As provided in Section 3 hereof, and Section 12 of the Pledge Agreement, deductions from distributions otherwise due with respect to the Existing Holdings Senior Notes Trustee on behalf of the holders of Existing Holdings Senior Notes will be made so that such holders of Existing Holdings Senior Notes shall share with the Paying Indemnifying Parties, ratably in accordance with the amount (without duplication) of the Existing Holdings Senior Notes secured by the Pledge Agreement, the payment of the amounts due under the second preceding sentence.

(d)           Except for action expressly required of Collateral Agent hereunder, Collateral Agent shall, notwithstanding anything to the contrary in Section 7(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e)           Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Senior Secured Obligations or Second Priority Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to Collateral Agent, shall have been filed with Collateral Agent.  Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

(f)            Except as expressly provided herein and in the Collateral Documents, Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Domestic Collateral.  Collateral Agent shall incur no liability to any Secured Party as a result of any sale of any Domestic Collateral at any private sale.

(g)           (i) Until such time as the Senior Secured Obligations shall have been indefeasibly paid in full, Collateral Agent may resign at any time by giving at least 30 days’ notice thereof to the Secured Parties (such resignation to take effect as hereinafter provided).  In the event of such resignation of Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent.  Any successor Collateral Agent appointed pursuant to this clause (i) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) unless an Event of Default or Potential Event of Default shall have occurred and be continuing, shall be approved by Company.

(ii)           After the indefeasible payment in full in cash of the Senior Secured Obligations and until such time as the Second Priority Secured Obligations are paid in full, Collateral Agent may resign at any time by giving at least 30 days’ notice thereof to the Existing Holdings Senior Notes Trustee (only if the Existing Holdings Senior Notes are then secured by any of the Domestic Collateral) (such resignation to take effect as hereinafter provided).  In the event of any such resignation of Collateral Agent, such Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed within 30 days after the notice of the intent of Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the Requisite Obligees, appoint a successor Collateral Agent.  Any successor Collateral Agent appointed pursuant to this clause (ii) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) unless an Event of Default or Potential Event of Default shall have occurred and be continuing, shall, unless such successor Collateral Agent is appointed by the retiring Collateral Agent, be approved by Company.

(iii)          Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(iv)          In no event shall Collateral Agent or any Secured Party be liable or responsible for any funds or investments of funds held by any Grantor or any affiliates thereof.

SECTION 8.  Reserved.

SECTION 9.  Miscellaneous.

(a)           All notices and other communications provided for herein shall be in writing (including by telecopy or electronic PDF) and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy on four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b)           This Agreement may be modified or waived only by an instrument or instruments in writing signed by Collateral Agent and the Lender Agent with the written consent of Requisite Obligees, except that any modification or waiver adversely affecting a Secured Party’s rights under Sections 3 or 4 hereof shall require the written consent of such Secured Party; provided, however that, notwithstanding the foregoing, the written consent of the Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional

Indebtedness secured by the Domestic Collateral and entitled to the benefits of the Pledge Agreement and/or the Security Agreement insofar as the foregoing is not prohibited by the Financing Agreements benefiting such Secured Party, including for the purposes of providing any successor or replacement credit agreement or bank facility with substantially the same or similar benefits, rights and priorities hereunder as the Credit Agreement, and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such Indebtedness.

(c)           This Agreement shall be binding upon and inure to the benefit of Collateral Agent, each Secured Party and their respective successors and assigns.

(d)           This Agreement may be executed in any number of counterparts (including by telecopy or electronic PDF), all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e)           This amendment and restatement of the Second Amended and Restated Intercreditor Agreement shall become effective as to the Lenders, the Lender Agent and Collateral Agent upon the execution of this Agreement by the Lender Agent and Collateral Agent and the delivery of each such Person’s counterparts to Collateral Agent.  Under Section 9(b) of the Second Amended and Restated Intercreditor Agreement, the Second Amended and Restated Intercreditor Agreement may be amended as set forth herein with the consent of Requisite Obligees without the consent of any of the other Secured Parties, and accordingly, upon such execution by Lender Agent and Collateral Agent, this Agreement shall become effective as to the Existing Holdings Senior Notes Trustee and each holder of Other Permitted Credit Exposure listed on Exhibit I attached hereto (each of which has heretofore executed and delivered to Collateral Agent an acknowledgment to one or more Predecessor Intercreditor Agreements that was acknowledged by Borrowers’ Agent).  This Agreement shall become effective as to each future Other Permitted Credit Exposure Holder and each future Permitted Secured Debt Representative, respectively, upon the execution of an acknowledgment by any such Person or its representative as contemplated by Section 6 and delivery of such executed acknowledgment (which to be effective shall also be acknowledged by the Borrowers’ Agent) to Collateral Agent.

(f)            Collateral Agent or an Affiliate thereof shall at all times be the same Person that is Administrative Agent under the Credit Agreement (for so long as the Credit Agreement exists).  Written notice of resignation by Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement and each of the Collateral Documents; and appointment of a successor Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement and each of the Collateral Documents unless Administrative Agent designates an Affiliate for such role, in which case, such appointment of Administrative Agent shall constitute appointment of such Affiliate as Collateral Agent.  Upon the acceptance of any appointment as Administrative Agent under subsection 8.6 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent or its designated Affiliate shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and each of the Collateral Documents.  After any retiring Administrative Agent’s resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

(g)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(h)           Anything contained in this Agreement to the contrary notwithstanding, each party to this Agreement shall no longer be a party from and after such time as all of the obligations owing such party (including, without limitation, any asserted indemnification obligations) and secured by any of the Collateral Documents or guaranteed by any of the Loan Guaranties, or the instruments representing the same, shall have ceased to be outstanding by virtue of the payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Lender Agent for the Lenders

By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

Notice Address:

Deutsche Bank Trust Company Americas
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention: Tihana Mesic

With a copy to:

Deutsche Bank AG, New York Branch
60 Wall Street, Mail Stop NYC60-4305
New York, NY 10005-2858
Attention: Enrique Landaeta

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

Notice Address:

Deutsche Bank Trust Company Americas
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention: Tihana Mesic

With a copy to:

Deutsche Bank AG, New York Branch
60 Wall Street, Mail Stop NYC60-4305
New York, NY 10005-2858
Attention: Enrique Landaeta

EACH PLEDGOR, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement including, without limitation, Sections 3 and 4 hereof.

On behalf of each entity on the attached Exhibit A, in the capacity set forth for such entity on such Exhibit A

By:	/s/ James W. Baehren
Name: James W. Baehren

EXHIBIT A

Pledgors	Title of Officer Executing on Behalf of Such Pledgor
ACI America Holdings Inc.	Vice President
Brockway Realty Corporation	Vice President
NHW Auburn, LLC	Senior Vice President of Owens-Brockway Glass Container Inc., as sole member of NHW Auburn, LLC
OI Auburn Inc.	Vice President
OI Australia Inc.	Vice President
OI California Containers Inc.	Vice President
OI Castalia STS Inc.	President
OI General Finance Inc.	Vice President
OI General FTS Inc.	Vice President
OI Levis Park STS Inc.	President
OI Puerto Rico STS Inc.	Vice President
OIB Produvisa Inc.	Vice President
Owens-Brockway Glass Container Inc.	Senior Vice President
Owens-Brockway Packaging, Inc.	Vice President
Owens-Illinois General Inc.	Vice President
Owens-Illinois Group, Inc.	Vice President
Seagate II, Inc.	Vice President
Seagate III, Inc.	Vice President
Seagate, Inc.	Vice President
Universal Materials, Inc.	Vice President

EXHIBIT I

TO

THIRD AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Lender	O-I Legal Entity	Type of Credit Exposure
Bank of America, N.A	O-I Canada Corp	Currency Obligations
Bank of America, N.A	O-I Europe Sarl	Currency Obligations pursuant to Currency Agreements
Bank of America, N.A	OI European Group B.V.	Currency Obligations
Bank of America, N.A	Owens-Brockway Glass Container Inc.	All obligations under interest rate agreements, currency obligations, hedge products and other derivatives
Bank of America, N.A	Owens-Illinois General, Inc.	Foreign Exchange Transactions and Foreign Currency Investments
Bank of America, N.A	Owens-Illinois Group, Inc.	Currency Obligations
Bank of America, N.A.	ACI Operations Pty. Ltd.	All currency obligations
Bank of America, N.A.	Owens-Illinois General Inc.	All obligations in respect of overdrafts
Barclays Bank PLC	Owens-Brockway Glass Container Inc.

Obligations under the ISDA Master Agreement dated as of May 31, 2009 between Owens-Brockway Glass Container Inc. and Barclays Bank PLC together with all schedules thereto and confirmations from time to time thereunder

BNP Paribas	ACI Operations NZ Limited	364 day Revolving Credit Facility
BNP Paribas	ACI Operations Pty Limited	Foreign Exchange
BNP Paribas	OI Europe Sarl	Foreign Exchange
BNP Paribas	O-I Europe Sarl	Commodity Hedging
BNP Paribas	O-I European Group BV	Foreign Exchange
BNP Paribas	O-I Manufacturing France	Committed Overdraft Facility
BNP Paribas(1)	Owens-Brockway Glass Container, Inc.	Interest rate hedging
Citibank, N.A.	OI Europe Sarl	Temporary Overdraft Facility

(1)  Note in acknowledgment says that the list replaces and supersedes all OPCE previously communicated by BNP Paribas

1

Citibank, N.A.	OI Europe Sarl	Daylight Overdraft Facility
Citibank, N.A.	OI Europe Sarl	Foreign Exchange Line
Citibank, N.A.	O-I Glasspack GmbH & Company KG	Euro 75 M Issuance of Standby LCs and/or bank guarantees, with tenors up to two years
Citibank, N.A.	OI Europe Sarl	Processing of US ACH Credit Transactions
Citibank, N.A.	OI European Group BV	USD 10MM. Tenors up to three days
Citibank, N.A.	O-I Manufacturing Italy SPA
Citibank, N.A.	O-I Manufacturing France SAS
Crédit Agricole Corporate and Investment Bank	Subsidiaries of Owens-Illinois, Inc., including United Glass Ltd.(2)	Currency Hedging Transactions
Crédit Agricole Corporate and Investment Bank	Owens-Illinois Group, Inc.	Currency Obligations and Interest Rate Agreement (ISDAs)
Crédit Agricole Corporate and Investment Bank	Owens-Illinois Group, Inc. and its subsidiaries	Commodity Hedging Transactions
Deutsche Bank AG, New York Branch	Owens-Illinois Group, Inc. and its subsidiaries	Guaranty
Deutsche Bank AG, New York Branch	Owens-Brockway Glass Container Inc., ACI Operations Pty Limited, OI European Group B.V., OI Europe Sarl, O-I Canada Corp., and Owens-Illinois Group, Inc.	Intercreditor Agreement
Deutsche Bank AG, New York Branch	Owens-Brockway Glass Container Inc.	Domestic Overdraft Agreement
Deutsche Bank AG	ACI Operations Pty Limited	Money Market Account
Fifth Third Bank	Owens-Illinois	Commercial Letter of Credit Agreement
Fifth Third Bank	Owens-Brockway Glass Container Inc.

Obligations under the ISDA Master Agreement dated as of September 9, 2010 between Owens-Brockway Glass Container Inc. and Fifth Third Bank, together with the Schedule thereto and all Confirmations exchanged between the parties confirming the Transactions

Goldman Sachs Capital Markets, L.P.	Owens-Brockway Glass Container Inc.	Interest Rate Agreement
JPMorgan Chase Bank, N.A.	Owens-Brockway Glass Container, Inc.	Any Rate Management Transaction

(2)  United Glass Group Ltd is in liquidation

2

JPMorgan Chase Bank, N.A.	Owens-Brockway Glass Container, Inc.

Obligations under the ISDA Master Agreement dated as of November 7, 2003 between Owens-Brockway Glass Container Inc. and JPMorgan Chase Bank, N.A. (successor to Bank One, NA) together with all schedules thereto and confirmations from time to time thereunder, including without limitation, all confirmations which are the subject of the ISDA Novation Agreement dated as of February 9, 2009 among Owens-Brockway Glass Container Inc., Lehman Brothers Commodity Services Inc. and JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A. (fka Bank One, NA)	O-I Canada Corp.	Rate Management Transaction
JPMorgan Chase Bank, N.A. (fka Bank One, NA)	OI Canada Corporation	Currency Transactions
JPMorgan Chase Bank, N.A. (fka Bank One, NA)	OI Canada Corporation	Interest Rate Transactions
JPMorgan Chase Bank, N.A. (fka Bank One, NA)	OI Canada Corporation	Interest Rate Swap and Currency Transactions
JPMorgan Chase Bank, N.A. (fka Bank One, NA)	Owens-Brockway Glass Container Inc.	Rate Management Transaction
The Bank of Nova Scotia	Owens-Brockway Glass Container, Inc.	ISDA Master Agreement and the Schedule to that Master Agreement dated as on November 12, 2003
The Bank of Nova Scotia	Owens-Illinois General, Inc.	FX and Foreign Currency Investments pursuant to Letter of Authorization dated 2/18/02
The Bank of Nova Scotia (Scotiabank)	Owens-Brockway Glass Container, Inc.	Interest Rate Agreement
Westpac Banking Corporation	ACI Operations NZ Limited	Overdraft
Westpac Banking Corporation	ACI Operations NZ Ltd	Multi-Option Trade Facility
Westpac Banking Corporation	ACI Operations NZ Ltd	Set-Off Facility
Westpac Banking Corporation	ACI Operations NZ Ltd	Net Limit
Westpac Banking Corporation	ACI Operations NZ Ltd	Gross Limit

3

Westpac Banking Corporation	ACI Operations NZ Ltd T/AS O-I New Zealand	Multi-Option Trade Facility
Westpac Banking Corporation	ACI Operations Pty Ltd	Corporate Card
Westpac Banking Corporation	ACI Operations Pty Ltd	Multi-Option Trade Facility
Westpac Banking Corporation	ACI Operations Pty Ltd	Bank Guarantee Facility
Westpac Banking Corporation	ACI Operations Pty Ltd	Set-Off Facility
Westpac Banking Corporation	ACI Operations Pty Ltd	Net Limit
Westpac Banking Corporation	ACI Operations Pty Ltd	Gross Limit
Westpac Banking Corporation	ACI Operations Pty Ltd	Financial Markets Dealing Facility
Westpac Banking Corporation	ACI Operations Pty Limited	Money Market Account
Westpac Banking Corporation	O-I Europe SARL	Financial Markets Dealing Facility
Westpac Banking Corporation	O-I European Group BV	Financial Markets Dealing Facility

4

ACKNOWLEDGMENT
[Permitted Secured Debt]

Reference is hereby made to the Third Amended and Restated Intercreditor Agreement dated as of May 19, 2011, as amended to the date hereof (as so amended, this “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Collateral Agent, in which this Acknowledgment is incorporated.  The undersigned Secured Party represents the holders of Permitted Secured Debt pursuant to which Indebtedness thereunder is to be secured by the Collateral Documents.  The undersigned Secured Party acknowledges the terms of this Agreement and agrees to be bound hereby.

[Describe Permitted Secured Debt] [Include for Specified New Senior Debt] [Notwithstanding anything to the contrary in this Agreement or the Collateral Documents, the undersigned Secured Party on behalf of the holders from time to time of the [describe Specified New Senior Debt] agrees and acknowledges for the benefit of Collateral Agent and the Borrowers’ Agent that (i) in no event shall the pledges and security interests made under the Collateral Documents in favor of Collateral Agent by the Company or any Restricted Subsidiaries of the Company in the [describe in detail or by category the assets to be excluded as Collateral for the relevant issuance of Specified New Senior Debt] [or, if applicable, any proceeds thereof] (the “Excluded Collateral”) be effective for or secure obligations under or in respect of the [describe Specified New Senior Debt], and (ii) the undersigned Secured Party expressly disclaims and releases forever any interest in or benefits of the Excluded Collateral including any right to direct Collateral Agent or, if applicable, the share in proceeds with respect thereto.  The undersigned Secured Party further agrees and consents to any amendments of the Agreement or any of the Collateral Documents, and agrees to execute and deliver such amendments (as necessary) and such other documents as may from time to time be reasonably requested, for the purpose of more fully reflecting or effectuating the intent of this paragraph].

SECURED PARTY
[Insert Name of Permitted Secured Debt
Representative or other applicable party]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Borrowers’ Agent

By:
Date:

ACKNOWLEDGMENT
Other Permitted Credit Exposure

Reference is hereby made to the Third Amended and Restated Intercreditor Agreement dated as of May 19, 2011, as amended to the date hereof (as so amended, this “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Collateral Agent, in which this Acknowledgment is incorporated.  The undersigned Secured Party has issued certain Other Permitted Credit Exposure (described below) which indebtedness thereunder is to be secured by the Collateral Documents.  The undersigned Secured Party acknowledges the terms of this Agreement (including to the effect that the undersigned shall only remain entitled to the benefits hereof and of the Collateral Documents for so long as it is (or becomes) and remains a Lender or an affiliate of a Lender), the guaranty under Section 9 of the Credit Agreement, the Domestic Borrowers’ Guaranty and the Subsidiary Guaranty and agrees to be bound hereby and thereby.

[Describe in detail the relevant Other Permitted Credit Exposure (including by reference to the relevant agreements)].

[INSERT AS APPLICABLE: By execution hereof, the undersigned for the benefit of Owens-Illinois, Inc. releases Owens-Illinois, Inc. from any guaranty and any other obligations of Owens-Illinois, Inc. in respect of the Other Permitted Credit Exposure described above.]

SECURED PARTY
[Insert Name of Lender]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Borrowers’ Agent

By:
Date:

ANNEX 1
to
INTERCREDITOR AGREEMENT

Form of Pledge Agreement

ANNEX 2
to
INTERCREDITOR AGREEMENT

Form of Security Agreement